Exhibit 99.1

[LETTERHEAD OF GOLDMAN, SACHS & CO.]

June 6, 2016

Board of Directors

Cousins Properties Incorporated

191 Peachtree Street NE

Atlanta, GA 30303

Re:	Registration Statement on Form S-4 of Cousins Properties Incorporated to be filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated April 28, 2016 (“Opinion Letter”), as to the fairness from a financial point of view to Cousins Properties Incorporated (the “Company”) of the exchange ratio (the “Exchange Ratio”) of 1.63 shares of common stock, par value $1 per share, of the Company to be issued in exchange for each share of common stock, par value $0.001 per share, of Parkway Properties, Inc. (“Parkway”) pursuant to the Agreement and Plan of Merger, dated as of April 28, 2016, by and among Parkway, Parkway Properties LP, the Company and Clinic Sub Inc., a wholly-owned subsidiary of the Company.

Our Opinion Letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein. We understand that the Company has determined to include our Opinion Letter in the Registration Statement. In that regard, we hereby consent to the references to our Opinion Letter under the captions “SUMMARY – Opinion of Cousins’ Financial Advisors”, “THE MERGER – Background of the Merger, “THE MERGER – Cousins’ Reasons for the Merger; Recommendation to the Cousins Board of Directors” and “THE MERGER – Opinion of Cousins’ Financial Advisors”, and to the inclusion of our Opinion Letter as an Annex to the Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any Registration Statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

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